Exhibit 99.1


Oragenics Names Robert Zahradnik as President, CEO

ALACHUA, FL. - September 13, 2005--Oragenics, Inc. (AMEX:ONI ) today announced that Robert Zahradnik has been named President, Chief Executive Officer. Dr. Zahradnik had been the Acting President, Chief Executive Officer since July, 2005 when he replaced Mento A. Soponis, who had retired from the post.

Dr. Zahradnik, a co-founder of Oragenics, was a member of the company's Board of Directors from November 1996 until July, 2005, when he resigned his Board seat so that the Company could remain in compliance with SEC rules regarding the mix of independent and inside directors. Prior to joining Oragenics as an employee in July, Dr. Zahradnik spent his career with Johnson & Johnson (NYSE: JNJ) in various R&D management positions, with Advanced Clinical Technologies as chairman and CEO, and as partner and general manager at Pro-Dentec Therapeutics.

"At Oragenics, Dr. Zahradnik has continued to utilize his extensive experience in strategic planning and project management to position the Company to meet its short and long-term objectives and to build shareholder value," commented David Gury, Chairman of the Board.

Paul Hassie, Oragenics Chief Financial Officer, added, "Dr. Zahradnik has shown in his career that he understands the importance of building the strengths of an organization. With Bob and our current senior staff, we believe we have a strong Management team in place and are confident of continued progress."

Oragenics is focused on the acquisition and development of novel technologies and products to address significant, unmet medical needs.

Oragenics' strategy is to license and develop products through human proof-of-concept studies prior to partnering with major pharmaceutical, biotechnology or healthcare product firms for advanced clinical development and commercialization.

Oragenics is currently developing several products, which address potentially major market opportunities as follows:

      o SMaRT Replacement Therapy is a single, painless topical treatment that has the potential to offer life-long protection from most tooth decay. This product is in Phase I clinical trials.

      o Probiora 3 Oral Probiotic is a daily consumer product that employs naturally occurring beneficial bacteria to promote dental and periodontal health.

      o MU 1140 is a novel antibiotic with activity against essentially all Gram-positive bacteria including multidrug resistant Staphylococcus aureus and Enterococcus faecalis. MU 1140 has a number of other characteristics that suggest its potential use in the treatment of a variety of infectious diseases.

Safe Harbor Statement: Under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements that reflect Oragenics' current views with respect to future events and financial performance. These forward-looking statements are based on management's beliefs and assumptions and information currently available. The words "believe," "expect," "anticipate," "intend," "estimate," "project" and similar expressions that do not relate solely to historical matters identify forward-looking statements. Investors should be cautious in relying on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed in any such forward-looking statements. These factors include, but are not limited to (1) the ability to successfully complete development and commercialization of Oragenics' Replacement Therapy for prevention of tooth decay, novel antibiotic, and probiotic product for oral health; (2) the ability to obtain substantial additional funding; (3) the ability to develop and commercialize products before competitors; (4) the ability to develop commercial products with the in-licensed technology; and (5) other factors detailed from time to time in filings with the Securities and Exchange Commission. We expressly disclaim any responsibility to update forward-looking statements.


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Contact:
     Oragenics, Inc.
     Paul A. Hassie, 386-418-4018 X232
     www.oragenics.com
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     or
     Investor Awareness, Inc.
     Tony Schor, 847-945-2222
     www.investorawareness.com
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